Exhibit 3.2

CERTIFICATE OF INCORPORATION

OF

GASTAR EXPLORATION, INC.

The undersigned, for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

ARTICLE 1

NAME

The name of the corporation is Gastar Exploration, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE 3

PURPOSE

The nature of the business or purpose to be conducted or promoted of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Corporation Law”).

ARTICLE 4

CAPITAL STOCK

Section 1. Authorized Capital Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The Corporation shall have authority to issue 275,000,000 shares of common stock, $0.001 par value (the “Common Stock”), and 40,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

Section 2. Preferred Stock. The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of any such series to the extent permitted by Delaware Corporation Law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

ARTICLE 5

NAME AND ADDRESS OF INCORPORATOR

The sole incorporator (the “Sole Incorporator”) is a natural person whose name and mailing address are as follows:

Name	Mailing Address
J. Russell Porter	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

BOARD OF DIRECTORS

Section 1. Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number of Directors. The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the Bylaws of the Corporation (as the same may be amended from time to time, the “Bylaws”).

Section 3. Election of Directors. Election of directors need not be by written ballot unless the Bylaws so provide.

Section 4. Appointment of Initial Directors. The names and the mailing addresses of the directors of the Corporation, each of whom shall serve until the first annual meeting of stockholders and until his or her successor is elected and qualified, are as follows:

Name	Mailing Address
John H. Cassels	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

Randolph C. Coley	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

Robert D. Penner	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

J. Russell Porter	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

John M. Selser	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

Section 5. Removal.

(a) The Board of Directors or any individual director may be removed from office at any time (i) with cause, by the affirmative vote of the holders of not less than a majority of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class or (ii) without cause, by the affirmative vote of the holders of not less than two-thirds (66.66%) of the shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

(b) Notwithstanding the foregoing, whenever the holder of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to this Certificate of Incorporation or the Bylaws applicable thereto, and such directors so elected shall not be subject to the provisions of this Section 5 unless otherwise provided therein.

ARTICLE 6

STOCKHOLDERS

Section 1. Action by Stockholders. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken (a) by a vote of stockholders at a meeting of stockholders duly noticed and called in accordance with Delaware Corporation Law or (b) without a meeting, without prior notice, and without a vote if a consent or consents, in writing or by electronic transmission, setting forth the action so taken shall be signed by all stockholders entitled to vote on the taking of such action. No action shall be taken by the stockholders except in accordance with this Certificate of Incorporation and the Bylaws.

Section 2. Meetings of Stockholders. Special meetings of stockholders may be called only by the Board of Directors (or the chairman in the absence of a designation by the Board of Directors) or the chief executive officer of the Corporation.

ARTICLE 7

LIMITATIONS ON LIABILITY

Section 1. Limited Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Corporation Law.

Section 2. Indemnification and Insurance.

(a) Right to Indemnification. (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve, at the request of the Corporation, in any capacity, with any corporation, partnership or other entity in which the Corporation has a partnership or other interest, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporate Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA (Employee Retirement Income Security Act of 1974) excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators, and (ii) the Corporation shall indemnify and hold harmless in such manner any person designated by the Board of Directors, or any committee thereof, as a person subject to this indemnification provision, and who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Board of Directors as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise whether such request is made before or after the acts taken or allegedly taken or events occurring or allegedly occurring which give rise to such proceeding; provided, however, that except as provided in subsection (2)(b) of this Article 7, the Corporation shall indemnify any such person seeking indemnification pursuant to this subsection in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred herein shall be a contract right based upon an offer from the Corporation which shall be deemed to have been made to a person subject to subsection (2)(a)(i) on the date this Certificate of Incorporation is effective and to a person subject to subsection (2)(a)(ii) on the date designated by the Board of Directors, shall be deemed to be accepted by such person’s service or continued service as a director or officer of the Corporation for any period after the offer is made and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided further, however, that if the Delaware Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article 7 or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification or advancement to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit. If a claim under Section (2)(a) of this Article 7 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of this Certificate of Incorporation, bylaw, agreement (including any indemnification agreement or employment agreement with the Corporation), vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

(e) Savings Clause. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the fullest extent permitted by applicable law.

(f) Nature of Rights. The rights conferred upon indemnitees in this Article 7 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 7 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE 8

MISCELLANEOUS

Section 1. In furtherance of, and not in limitation of, the powers conferred by Delaware Corporation Law, the Board of Directors is expressly authorized, and shall have the concurrent power with the stockholders, to adopt, amend or repeal the Bylaws. This Article 8 is inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and of its directors and stockholders

ARTICLE 9

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

Section 1. The Corporation reserves the right, subject to any express provisions or restrictions contained in this Certificate of Incorporation or the Bylaws, from time to time, to amend this Certificate of Incorporation or any provision hereof in any manner now or hereafter permitted by Delaware Corporation Law, and all rights and powers conferred upon stockholders, directors and officers of the Corporation herein are granted subject to such right of the Corporation.

Section 2. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of Delaware Corporation Law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least two-thirds (66.66%) of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles 5, 7, and 9.

Section 3. Except as otherwise provided by Delaware Corporation Law or this Certificate of Incorporation, the Bylaws may be adopted, amended or repealed by (a) the Board of Directors, by the affirmative vote of a majority of the authorized number of directors and (b) the stockholders, by the affirmative vote of the holders of at least two-thirds (66.66%) of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a class, in addition to any vote of holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation.

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I, the undersigned, being the Sole Incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of November, 2013.

Sole Incorporator,

/s/ J. Russell Porter
J. Russell Porter
Sole Incorporator

SIGNATURE PAGE TO

CERTIFICATE OF INCORPORATION OF

GASTAR EXPLORATION, INC.